Exhibit 99.a(14)

TOUCHSTONE STRATEGIC TRUST

AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned hereby certifies that she is a duly elected officer of Touchstone Strategic Trust (the “Trust”) and pursuant to Section 7.3 of the Trust’s Restated Agreement and Declaration of Trust (“Declaration”) dated May 19, 1993, as amended, the Trustees at a meeting on February 21, 2013 at which a quorum was present, unanimously adopted the following resolutions with respect to the Touchstone Micro Cap Value Fund (the “Fund”):

“RESOLVED, that the name of the Fund be, and it hereby is, changed to Touchstone Small Cap Growth Fund; and it is

FURTHER RESOLVED, that the Officers of the Trust be, and they hereby are, authorized and empowered to take any and all actions and steps, to approve, authorize, execute and make any and all filings, and to execute any and all documents and instruments, as they or any one of them in their sole discretion deem necessary or appropriate to effect the intents and purposes of the foregoing resolutions.”

The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Declaration and that the resolutions became effective February 21, 2013.

The undersigned certifies that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Declaration.

WITNESS my hand this 31st day of July 2013.

/s/ Jill T. McGruder
Jill T. McGruder
President

TOUCHSTONE STRATEGIC TRUST

AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned hereby certifies that she is a duly elected officer of Touchstone Strategic Trust (the “Trust”) and pursuant to Section 7.3 of the Trust’s Restated Agreement and Declaration of Trust (“Declaration”) dated May 19, 1993, as amended, the Trustees at a meeting on May 23, 2013 at which a quorum was present, unanimously adopted the following resolution with respect to the Touchstone Strategic Income Fund (the “Fund”):

“RESOLVED, that effective May 31, 2013 the name of the Fund is changed to Touchstone Flexible Income Fund.”

The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Declaration and that the resolution became effective May 23, 2013.

The undersigned certifies that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Declaration.

WITNESS my hand this 31st day of July 2013.

/s/ Jill T. McGruder
Jill T. McGruder
President